UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☑	Preliminary Information Statement

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☐	Definitive Information Statement

BRAZIL MINERALS, INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF BRAZIL MINERALS, INC.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Brazil Minerals, Inc.
Rua Vereador João Alves Praes nº 95-A
Olhos D'Água, MG 39398-000, Brazil

INFORMATION STATEMENT
(Preliminary)

October 12, 2016

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Brazil Minerals, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of common stock, par value $0.001 per share (the "Common Stock"), of Brazil Minerals, Inc., a Nevada corporation (the "Company "), to notify the Stockholders that on October 11, 2016, the Company received approval from the Board of Directors of the Company (the "Board") and a written consent in lieu of a meeting (the "Written Consent") from a certain holder (the "Majority Stockholder") of Series A Preferred Stock, par value $0.001 per share ("Series A Stock"). The Majority Stockholder beneficially owns one share of Preferred Stock, which has 51% of the voting power with respect to the approval by stockholders of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from twelve and one half billion (12,500,000,000) to fifteen billion (15,000,000,000) (the "Authorized Increase").

On October 11, 2016, the Board approved this action and recommended to the Majority Stockholder that he approve them. On October 11, 2016, the Majority Stockholder approved the Authorized Increase by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes ("NRS"). Accordingly, your consent is not required and is not being solicited in connection with the approval of these Authorized Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about October ___, 2016.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about October___, 2016. This Information Statement contains a brief summary of the material aspects of the Authorized Increase approved by the Board of Brazil Minerals, Inc. (the "Company," "we," "our," or "us ") and the Majority Stockholder which holds a majority of the voting capital stock of the Company.

Voting Stock

As of October 11, 2016, there were issued and outstanding 12,304,732,377 shares of Common Stock, one share of Series A Stock, and 221 shares of Series B Preferred Stock, par value $0.001 per share ("Series B Stock"). The one share of Series A Stock entitles the holder to 51% of the total voting power on all matters. Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company is required to approve the Authorized Increase by written consent. The Majority Stockholder has voted his one share of Series A Stock in favor of the Authorized Increase, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock and Series A Stock held and voted by the Majority Stockholder in favor of the Authorized Increase, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.
Name of Majority Stockholder	Number of Shares of Voting Stock Voted by Majority Stockholder	Percentage of the Voting Equity that Voted in Favor of the Authorized Increase

Marc Fogassa	0 shares of Common Stock and 1 Share of Preferred Stock	51%

ACTION TO BE TAKEN

The Authorized Increase will become effective only on such date in which we file a Certificate of Amendment to the Company's Articles of Incorporation, as amended (the "Amendment"), with the State of Nevada.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The number of authorized shares of our Common Stock will be increased from twelve and one half billion (12,500,000,000) shares to fifteen billion (15,000,000,000) shares.  The Board of Directors believes that the Authorized Increase is necessary and advisable so that the Company shall have a sufficient amount of authorized, but unissued and unreserved shares to issue upon (a) the conversion of outstanding convertible securities, (b) the sale of additional equity securities, including common stock and  securities convertible into, or exercisable for, common stock and (c) the issuance of common stock as compensation to management and consultants in lieu of cash payments. The Authorized Increase, in particular, is being made to satisfy the Company's obligations with its one remaining variable-rate convertible noteholder and with holders of Series B Stock.

The Authorized Increase will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect our existing stockholders if additional shares are issued.

We are not increasing our authorized shares of Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company or for any planned merger or acquisition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock and each series of our Preferred Stock as of October 11, 2016 of (i) each person known to us to beneficially own more than 5% of such stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of October 11, 2016, there were a total of 12,304,732,377 shares of Common Stock, one share of Series A Stock, and 221 shares of Series B Stock issued and outstanding.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of ____________, 2016, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o Brazil Minerals, Inc., Rua Vereador João Alves Praes nº 95-A, Olhos D'Agua, MG 39.398-000, Brazil. The Certificate of Designations, Preferences and Rights of our Series A Stock provides that for so long as the Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of our Common Stock and the holders of any class or series of shares entitled to vote with the Common Stock, with the holders of Preferred A Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of other stock in the Company being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Name and Address (1)	Office	Shares Beneficially Owned (2)		Percent of Class (3)	Percentage of Voting Power of all Outstanding Classes of Company Stock (4)

Common Stock

Marc Fogassa	Director, Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	1,415,513,659	(5)	11.50%

Sainte Valiere, LLC		1,414,109,863	(6)	11.4%

Ambassador Paul Durand	Director	573,554,198	(7)	4.7%

Ambassador Roger Noriega	Director	573,547,573	(8)	4.7%

All executive officers and directors as a group (4 persons)		2,562,615,430	(5)(7)(8)	20.8%

Series A Stock

Marc Fogassa	Director	1		100%	51.0%

All executive officers and directors as a group (4 persons)		1		100%	51.00%

Series B Stock

Michael Nazari		93	(9)	42.1%
Suter Trust		90		40.7%
Helvin Trust		19		8.6%
Matthew Taulor		19		8.6%

———————
s than 1%

(1) Unless otherwise specified, the mailing address of each of the officers and directors set forth below is in care of Brazil Minerals, Inc., 1443 East Washington Boulevard, Suite 278, Pasadena, California 91104.

(2) Beneficial ownership is determined in accordance with rules promulgated by the SEC.

(3) Based on 8,958,131,108 shares of common stock outstanding and computed in accordance with rules promulgated by the SEC.

(4) The holders of our Preferred Stock vote together as a single class with the holders of our Common Stock, with the holders of Preferred Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Preferred Stock then outstanding, and the holders of Common Stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. Based on their beneficial ownership of shares of Preferred Stock and Common Stock as of July 27, 2016, each person set forth in the table had the approximate percentage of the voting power of the common and preferred stock voting together as a single class as of such date set forth opposite their name.

(5) Includes 1,414,109,863 shares of common stock owned by Sainte Valiere, LLC, a limited liability company owned by a trust of which Mr. Fogassa is the sole beneficiary and options owned by Sainte Valiere, LLC to purchase 79,999 shares of our common stock at $1.00 per share.

(6) Includes options owned by Sainte Valiere, LLC to purchase 79,999 shares of our common stock at $1.00 per share.

(7) Includes options to purchase 200,000 shares of our common stock at $0.58 per share, options to purchase 200,000 shares of our common stock at $0.11 per share, options to purchase 200,000 shares of our common stock at $0.09 per share, options to purchase 200,000 shares of our common stock at $0.06 per share, options to purchase 141,520 shares of our common stock at $0.0959 per share, options to purchase 188,430 shares of our common stock at $0.08175 per share, options to purchase 562,555 shares of our common stock at $0.0624 per share, options to purchase 7,992,000 shares of our common stock at $.0265 per share, options to purchase 25,365,000 shares of our common stock at $0.00302 per share, options to purchase 30,250,000 shares of our common stock at $0.00130 per share, options to purchase 195,050,000 shares of our common stock at $0.00032 per share, options to purchase 155,350,000 shares of our common stock at $0.00012 per share, and options to purchase 156,670,000 shares of our common stock at $0.0001 per share.

(8) Includes options to purchase 200,000 shares of our common stock at $0.58 per share, options to purchase 200,000 shares of our common stock at $0.11 per share, options to purchase 200,000 shares of our common stock at $0.09 per share, options to purchase 200,000 shares of our common stock at $0.06 per share, options to purchase 141,520 shares of our common stock at $0.0959 per share, options to purchase 188,430 shares of our common stock at $0.08175 per share, options to purchase 562,555 shares of our common stock at $0.0624 per share, options to purchase 7,992,000 shares of our common stock at $.0265 per share, options to purchase 25,365,000 shares of our common stock at $0.00302 per share, options to purchase 30,250,000 shares of our common stock at $0.00130 per share, options to purchase 195,050,000 shares of our common stock at $0.00032 per share, options to purchase 155,350,000 shares of our common stock at $0.00012 per share, and options to purchase 156,670,000 shares of our common stock at $0.0001 per share.
(9) Includes of trusts of which the person is a trustee.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
You may request a copy of these filings, at no cost, by writing Brazil Minerals, Inc., at its address of Rua Vereador João Alves Praes nº 95-A, Olhos D'Agua, MG 39.398-000, Brazil, or telephoning the Company at (213) 590-2500. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement, except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Rua Vereador João Alves Praes nº 95-A, Olhos D'Agua, MG 39.398-000, Brazil, or telephoning the Company at (213) 590-2500.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company's principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Authorized Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Marc Fogassa
Chief Executive Officer
Director

Dated: October 12, 2016